Exhibit 23.1



   INDEPENDENT AUDITORS' CONSENT




   Board of Directors and
     Shareholders
   RidgeStone Financial Services, Inc.


   We consent to the incorporation by reference in this Registration Statement of RidgeStone Financial Services, Inc. on Form S-8 of our report dated January 24, 1997, included and incorporated by reference in the Annual Report on Form 10-KSB of RidgeStone Financial Services, Inc. for the year ended December 31, 1996.


                                      /s/ Conley McDonald LLP
                                      Conley McDonald LLP


   June 2, 1997
   Brookfield, Wisconsin